Exhibit 99.1

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B. Riley Securities Releases Third Quarter 2025 Business Update and Financial Highlights

ARLINGTON, VA, November 6, 2025 – B. Riley Securities Holdings, Inc. (“B. Riley Securities,” “BRS” or the “Company”), a leading middle market investment bank, today provided a business update and certain preliminary financial results for the three-month period ended September 30, 2025.

Financial Highlights

▪	Third quarter preliminary unaudited financial results reflect total revenue of approximately $109.1 million and adjusted net revenue of $75.7 million.
▪	Third quarter net income was approximately $41.8 million, while adjusted net income totaled $18.9 million.
▪	Board has approved dividend of $0.40 per common share, approximately $7.4 million distribution
▪	Cash and securities at September 30, 2025 totaled $145.9 million; BRS continues to operate with no outstanding debt.

Management Commentary

“B. Riley Securities delivered a highly profitable third quarter, building on our second quarter momentum, with significant client engagement across both our investment banking and institutional brokerage businesses,” said Jimmy Baker, Co-CEO and Head of Capital Markets. “Robust deal activity, including both equity and debt financings totaling approximately $10.5 billion in capital raised for clients, contributed to our strong performance this quarter, as well as disciplined use of our balance sheet in support of client objectives. Our research-led platform, strong balance sheet, and execution focus have continued to fuel success across our core franchise. While the market backdrop remains accommodating for accessing growth capital, we recognize that our markets can change quickly and have prioritized risk management accordingly while remaining focused on advising our clients through such an environment. In parallel, we have maintained a disciplined approach to recruiting new teammates, strategically expanding our team and adding talented professionals who strengthen our platform.”

“Our recent Consumer & TMT and CLO & BDC Conferences generated strong issuer participation and related institutional interest, reinforcing our leadership position as a market connector,” said Andy Moore, Chairman and Co-CEO. “Our mission remains providing platform for an expression of views across this community. Our upcoming Convergence Conference, which focuses on the impact of AI and blockchain on the energy complex, reflects an ongoing commitment to delivering relevant high-quality engagement for our partners.”

Financial Highlights

For the three-month period ended September 30, 2025, preliminary unaudited financial results reflected total revenue of approximately $109.1 million and adjusted net revenue of approximately $75.7 million. Net income was approximately $41.8 million, while adjusted net income totaled approximately $18.9 million.

The adjusted results presented above, including Adjusted Net Revenue and Adjusted Net Income, are non-GAAP metrics that BRS believes offer a clearer view of the firm’s underlying operating performance. A description of the adjustments made to arrive at non-GAAP figures is provided in the note regarding the use of non-GAAP financial measures in the Appendix of this press release.

Revenue and net income may vary from period to period based on the number, size, and timing of completed transactions, among other factors. Accordingly, these results may not be indicative of broader business momentum or longer-term performance.

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Operational & Strategic Update

▪	Debt-Free Balance Sheet: As of September 30, 2025, cash and securities totaled $145.9 million. BRS continues to operate with no outstanding debt.
▪	Executive Transition: As previously announced, the BRS Board of Directors has appointed Jimmy Baker CEO, effective January 1, 2026. Andy Moore will remain Chairman of the BRS Board of Directors.
▪	Capital Allocation: The BRS Board has approved the payment of a common stock dividend of $0.40 per common share, approximately $7.4 million in the aggregate. While this does not represent the establishment of a recurring dividend program, BRS will continue to evaluate future returns of capital to shareholders in the context of available excess capital, business growth prospects and client capital needs.

About B. Riley Securities

BRS provides a full suite of investment banking and capital markets services to corporations, financial sponsors, and institutional investors across all industry verticals. Services include initial, secondary, and follow-on offerings, debt and equity-linked solutions, institutional private placements, merger and acquisition (M&A) advisory, corporate restructuring, and liability management. Widely recognized for its thematic proprietary equity research, clients benefit from BRS' extensive network, industry expertise, and proven execution capabilities through its end-to-end platform. For more information, visit www.brileysecurities.com and follow us on LinkedIn.

Note Regarding Use of Non-GAAP Financial Measures

Certain information set forth herein, including adjusted net revenue and adjusted net income (loss), may be considered non-GAAP financial measures. B. Riley Securities believes this information is useful to investors because it provides a basis for measuring the operating performance of the Company's business and its revenues and cash flow, (i) excluding in the case of adjusted net revenue, trading gains (losses) and fair value adjustments on loans on legacy investment positions (net of “regular way” fixed income trading revenue), and including Securities Lending interest expense and (ii) excluding in the case of adjusted net income, fair value adjustments, stock-based compensation, trading gains (losses) and fair value adjustments on loans on legacy investment positions (net of certain related non-controlling interest and investment-related expense adjustments and “regular way” fixed income trading revenue), and including the estimated related tax expense or benefit on the aforementioned adjustments, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

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B. RILEY SECURITIES HOLDINGS, INC.

Condensed Consolidated Balance Sheet as of September 30, 2025

(Preliminary, Unaudited)

(in thousands)

B. Riley Securities Holdings, Inc.

Assets
Cash and cash equivalents	$61,109
Receivables	66,323
Securities borrowed	106,777
Securities owned, at fair value	84,776
Operating lease right of use asset	6,019
Goodwill and intangibles	161,035
Property and equipment, net	1,371
Prepaid expenses and other assets	2,782
Total assets	$490,192

Liabilities
Securities loaned	$89,165
Financial instruments sold, not yet purchased, at fair value	14,426
Accrued compensation and benefits	41,889
Accounts payable and accrued expenses	39,418
Operating lease liabilities	7,557
Total liabilities	$192,455

Equity	$297,737

Total liabilities & equity	$490,192

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B. RILEY SECURITIES HOLDINGS, INC.

Condensed Consolidated Statements of Operations

Quarter Ended September 30, 2025

(Preliminary, Unaudited)

(in thousands)

Quarter Ended September 30, 2025
Revenues
Investment banking	$53,894
Institutional brokerage	51,611
Interest	2,949
Other income	665
Total revenues	$109,119

Expenses
Compensation and benefits	$38,563
Interest	1,998
Other operating expenses	13,436
Total expenses	53,997

Operating net income (loss)	55,122
Other (income) expense	30
Net income (loss) before income taxes and non-controlling interest	55,092

Income tax (benefit) expense	13,275
Net income (loss)	41,817

Net income (loss) attributable to non-controlling interest	51
Net income (loss) attributable to BRS Holdings, Inc.	$41,766

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B. RILEY SECURITIES HOLDINGS, INC.

Reconciliation of GAAP to Adjusted Q3 2025 Financial Results

(Preliminary, Unaudited)

(in thousands)

Quarter Ended September 30, 2025
Reconciliation of GAAP to adjusted financials:

GAAP revenue	$109,119

Adjustments:
Legacy positions losses (gains)	(31,316)
Committed equity facility gains (losses)	(100)
Total adjustments	(31,416)
Adjusted revenue	77,703

Securities lending interest expense	(1,998)
Adjusted net revenue	$75,705

Net income	$41,766

Adjustments:
Legacy positions losses (gains)	(31,335)
Transaction costs	-
Share based compensation	1,193
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	7,270
Adjusted net income	$18,894

1)	Legacy investment positions held at BRS that are not, following the carve-out, part of BRS’ go-forward strategy.

B. Riley Securities | Member FINRA/SIPC | www.brileysecurities.com	5